EXHIBIT 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT AND
FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”) is entered into as of the 13th day of March, 2015, by and among the lenders listed on the signature pages hereto (the “Lenders”), FURMANITE WORLDWIDE, INC., a Delaware corporation (the “Company”), certain Subsidiaries (as defined in the Credit Agreement, defined below) of the Company party hereto pursuant to Section 2.23 of the Credit Agreement (each a “Designated Borrower”, and, together with the Company, the “Borrowers” and, each a “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Predecessor Administrative Agent”), and, after the Second Amendment Effective Date (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor Administrative Agent (the “Successor Administrative Agent” or “Administrative Agent”).
BACKGROUND
WHEREAS, the Borrowers, certain Lenders and the Predecessor Administrative Agent are parties to that certain Credit Agreement dated as of March 5, 2012 (as amended through the date hereof and as may be further amended, extended, renewed, or restated from time to time, the “Credit Agreement”) (terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement as amended by this Amendment);
WHEREAS, the Loan Guarantors and the Predecessor Administrative Agent are parties to that certain Guarantee and Collateral Agreement dated as of March 5, 2012 (as amended through the date hereof and as may be further amended, extended, renewed, or restated from time to time, the “Guarantee and Collateral Agreement”);
WHEREAS, JPMorgan Chase Bank, N.A., desires to resign from its capacity as Administrative Agent under the Credit Agreement and the other Loan Documents, and the Lenders at the request of the Borrowers pursuant to Article VIII of the Credit Agreement desire to appoint Wells Fargo Bank, National Association, as successor Administrative Agent effective as of the Second Amendment Effective Date on and subject to the terms and conditions more specifically provided for in this Amendment;
WHEREAS, the Company has obtained commitments from each of Branch Banking and Trust Company, BOKF, NA dba Bank of Texas and HSBC Bank USA, National Association (collectively, the “Additional Lenders” and each, individually, an “Additional Lender”) to become Lenders under the Credit Agreement as more particularly set forth herein;
WHEREAS, the Borrowers have requested that, subject to the conditions set forth herein, (a) the Commitments be increased to an amount not to exceed $150,000,000, (b) the Maturity Date be extended to March 13, 2020 and (c) certain provisions of the Credit Agreement and the Guarantee and Collateral Agreement be amended as provided in this Amendment;

WHEREAS, the Predecessor Administrative Agent, the Successor Administrative Agent and the Lenders have agreed to such amendments as set forth below, subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1.AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:
(a)    Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended to add the definitions of “Commodity Exchange Act”, “Excluded Swap Obligation”, “First Amendment”, “Qualified ECP Guarantor”, “Second Amendment”, “Seller Financing Liens”, “Specified Loan Party” and “Wells Fargo” in alphabetical order to read in full as follows:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, individually determined on a Person by Person basis, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligations (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 5.17(b) and any other “keepwell, support or other agreement” for the benefit of such Loan Guarantor and any and all Guarantees of such Loan Guarantor’s Swap Obligations by other Loan Parties) at the time such Guarantee or grant of a security interest by such Loan Guarantor becomes effective with respect to such Swap Obligations. If Swap Obligations arise under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligations that are attributable to Swap Agreements for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“First Amendment” means that certain First Amendment to Credit Agreement dated as of August 27, 2013 by and among the Borrowers, JPMorgan Chase Bank, N.A., as predecessor administrative agent and the Lenders party thereto.
“Qualified ECP Guarantor” means each Loan Party with total assets exceeding $10,000,000 at the time any guaranty of any Swap Obligation becomes effective or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Second Amendment” means that certain Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated as of March 13, 2015 by and among the Borrowers, the Administrative Agent and the Lenders party thereto.
“Seller Financing Liens” has the meaning assigned to such term in Section 6.01(m).
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.17(b)).
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors.
(b)    Amended Definitions. Section 1.01 of the Credit Agreement is hereby amended to (i) delete the definition of “Chase” in its entirety and (ii) amend and restate the definitions of “Administrative Agent”, “Applicable Rate”, “Blocked Person”, “Commitment”, “Dormant Subsidiary”, “Eurocurrency Rate”, “Excluded Taxes”, “FATCA”, “Fixed Chargers”, “Fixed Charge Coverage Ratio”, “Issuing Bank”, “Maturity Date”, “Prime Rate”, “Secured Obligations” and “Swingline Lender” in their entirety to read in full as follows:
“Administrative Agent” means Wells Fargo Bank, National Association (including its branches and its Affiliates), in its capacity as administrative agent for the Lenders hereunder, and any successor thereto.
“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Company’s consolidated financial information for the Company’s first fiscal quarter ending after the Second Amendment Effective Date (as defined in the Second Amendment), the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Leverage Ratio	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1 ≤ 1.00 to 1.00	1.00%	0.00%	0.15%
Category 2 ≤ 1.75 to 1.00 but > 1.00 to 1.00	1.25%	0.25%	0.20%
Category 3 ≤ 2.50 to 1.00 but > 1.75 to 1.00	1.50%	0.50%	0.25%

Category 4 > 2.50 to 1.00	1.75%	0.75%	0.30%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 4 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders if the Company fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay upon demand any additional amount that the Borrowers would have been required to pay if such financial statements had been accurate at the time they were delivered.
“Blocked Person” any Person that (a) is the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), (b) is located, organized or resident in Cuba, Crimea, Iran, North Korea, Sudan or Syria or any other country or territory subject to any trade or economic sanction of a nature that is at least as similarly comprehensive to the Sanctions applicable to those countries as of the effective date of the Second Amendment or (c) is identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.
“Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such lender pursuant to Section 10.04. The amount of each Lender’s Commitment is set forth on the Commitment Schedule attached hereto, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lender’s Commitment as of the Second Amendment Effective Date (as defined in the Second Amendment) is $150,000,000.

“Dormant Subsidiary” means any Subsidiary that (a) conducts no business activities, (b) has no assets in excess of $250,000 (or its equivalent in the applicable currency) in the aggregate, (c) has no liabilities (contingent or otherwise) in excess of $250,000 (or its equivalent in the applicable currency) in the aggregate, and (d) has no subsidiary.
“Eurocurrency Rate” means, (a) with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on, in the case of Dollars and British Pounds Sterling, Reuters Screen LIBOR01 Page (or, in each case, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or the relevant Available Foreign Currency in the London interbank market) at approximately 11:00 a.m., London time, (x) two (2) Business Days prior to the commencement of such Interest Period, in the case of Eurocurrency Loans denominated in Dollars and (y) two (2) Business Days prior to (or, in the case of Loans denominated in British Pounds Sterling, on the day of) commencement of such Interest Period, in the case of Eurocurrency Loans denominated in an Available Foreign Currency, as the rate for deposits in the applicable currency with a maturity comparable to such Interest Period, (b) with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page for such Service providing rate quotations comparable to those currently provided on such page of such Service as determined by the Administrative Agent from time to time) (it being understood that this rate is the Euro interbank offered rate (known as the “EURIBOR Rate”) sponsored by the Banking Federation of the European Union (known as the “FBE”) and the Financial Markets Association (known as the “ACI”)) at approximately 11:00 a.m., Brussels time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period and (c) with respect to any Eurocurrency Borrowing denominated in Australian Dollars for any Interest Period, the average bid rate (the “BBR Screen Rate”) displayed at or about 10:30 a.m. (Sydney, Australia time) on the first day of that Interest Period on the Reuters screen BBSY page for a term equivalent to such Interest Period; provided that, if the BBR Screen Rate or the alternative rate determined pursuant to this clause (c), as applicable, is below zero the Eurocurrency Rate will be deemed to be zero. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the arithmetic average of the rates at which deposits in dollars or the applicable Available Foreign Currency approximately equal in principal amount to the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to (or, in the case of Loans denominated in British Pounds Sterling, on the day of) the commencement of such Interest Period.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Taxes pursuant to Section 2.17(a) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Fixed Charges” means, for any period, without duplication, Interest Expense, plus scheduled principal payments on Indebtedness actually made, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus expenses for Taxes paid in cash minus Restricted Payments made in cash minus the unfinanced portion of Capital Expenditures (Capital Expenditures paid with Revolving Loans shall be treated as unfinanced Capital Expenditures) for the period of four fiscal quarters ended on such date (or if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date), but excluding any portion of the purchase price paid in connection with any Acquisition permitted hereunder that constitutes a Capital Expenditure, to (b) Fixed Charges for the period of four fiscal quarters ended on such date (or if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Issuing Bank” means Wells Fargo Bank, National Association, in its capacity as the issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Maturity Date” means March 13, 2020 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Secured Obligations” means all Obligations, together with all (c) Banking Services Obligations and (d) Swap Obligations owing to one or more Lenders or their respective Affiliates or any Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the agreement for the Swap Obligation but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under this Agreement; provided, however, that for any Swap Obligations to be included as Secured Obligations, the applicable provider thereof must have previously provided a notice to the Administrative Agent which shall provide the following information: (i) the existence of such Swap Obligation and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Swap Amount”). The Swap Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable provider. Any Swap Obligation incurred from and after the time that the Lenders have received written notice from the Company or the Administrative Agent that a Default exists, until such Default has been waived, shall not be included as Secured Obligations. Notwithstanding the foregoing, solely with respect to any Loan Party, Excluded Swap Obligations of such Loan Party shall in any event be excluded from “Secured Obligations” owing by such Loan Party.
“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as lender of Swingline Loans hereunder.
(c)    Amendment to Section 2.06(a). Section 2.06(a) of the Credit Agreement is hereby amended to add the following sentence immediately after the first sentence therein:
“Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Material Subsidiary, the Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit; provided that the obligation of the Borrowers to reimburse the applicable Issuing Bank for any and all drawings under any Letter of Credit that was issued in support of any obligations of, or is for the account of a Material Subsidiary that is a Foreign Subsidiary, shall only apply to a Borrower that is a Foreign Loan Party. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Material Subsidiary inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the business of such Material Subsidiary.”
(d)    Amendment to Section 2.09(f). Section 2.09(f) of the Credit Agreement is hereby amended to restate the first sentence in its entirety to read in full as follows:

“Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Company and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase would cause the Commitments to exceed $225,000,000.”
(e)    Amendment to Section 2.15(a)(iii). Section 2.15(a)(iii) of the Credit Agreement is hereby amended to restate the first parenthetical therein to read in full as follows:
“(other than (a) Indemnified Taxes, (b) Excluded Taxes and (c) Other Connection Taxes that are imposed on or measured by net income or that are franchise Taxes or branch profits Taxes)”
(f)    Amendment to Section 2.15(b). Section 2.15(b) of the Credit Agreement is hereby amended to restate clause (b) in its entirety to read in full as follows:
“(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered. Such amounts shall be determined by the relevant Lender in good faith consistent with customary banking practices, which determination shall be conclusive absent manifest error.”
(g)    Amendment to Section 2.16(a). Section 2.16(a) of the Credit Agreement is hereby amended to insert the following immediately before the “)” therein:
“and any deemed payment or repayment and any reallocated repayment to non-Defaulting Lenders provided for in Section 2.20(c)”
(h)    Amendment to Section 2.17(b). Section 2.17(b) of the Credit Agreement is hereby restated in its entirety to read in full as follows:
“(b)    Payment of Other Taxes by the Borrowers.    The Borrowers shall timely pay any other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.”
(i)    Amendment to Section 2.17(f). Section 2.17(f) of the Credit Agreement is hereby amended to (1) insert the phrase “or IRS Form W-8BEN-E” after each instance of the phrase “IRS Form W-BEN” in each of subclauses (ii)(B) and (ii)(D) and (2) insert new subsection (iv) immediately after subsection (iii) to read in full as follows:
“(iv)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
(j)    Amendment to Section 2.18(a). Section 2.18(a) of the Credit Agreement is hereby amended to restate subclauses (i) and (ii) therein to read in full as follows:
“(i) with respect to Borrowings made, interest, fees, reimbursement of LC Disbursements, or any other payments in any Available Foreign Currency to the Administrative Agent at its offices at Wells Fargo Bank N.A., 1525 W WT Harris Blvd, Charlotte, NC 28262, Attention: Agency Services - Bruce Frye, Facsimile No: (704) 715-0017 in the Available Foreign Currency in which such Borrowing was made and (ii) with respect to Borrowings made, interest, fees, reimbursement of LC Disbursements, or any other payments in Dollars to the Administrative Agent at its offices at Wells Fargo Bank N.A., 1525 W WT Harris Blvd, Charlotte, NC 28262, Attention: Agency Services - Bruce Frye, Facsimile No:    (704) 715-0017 with a copy to Wells Fargo Bank, National Association, 2500 Citywest Blvd, Suite 1100, Houston, TX 77042, Attention: Michelle C. Tabor, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto.”
(k)    Amendment to Section 2.18(b). Section 2.18(b) of the Credit Agreement is hereby amended to insert a new sentence immediately after the last sentence therein which shall read in full as follows:
“Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Loan Guarantor shall not be paid with amounts received from such Loan Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocations of the Obligations otherwise set forth above in this Section 2.18(b).”
(l)    Amendment to Section 2.23(b). Section 2.23(b) of the Credit Agreement is hereby restated in its entirety to read in full as follows:

“(b)    The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent, designate any Material Subsidiary of the Company other than a Material Subsidiary organized under the laws of the Netherlands (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit C (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and each Lender shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, including, without limitation, any “know your customer”, “customer identification program” or other information necessary to confirm compliance with applicable Sanctions laws, all in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or such Lender in its sole discretion, and Notes signed by such new Borrowers to the extent any Lender so requires. If the Administrative Agent and all Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit D (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Borrowing Request Notice or Letter of Credit notice issuance may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.”
(m)    Amendment to Section 3.15(a). Section 3.15(a) of the Credit Agreement is hereby restated in its entirety to read in full as follows:
“(a)    No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or to extend credit to any Person for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of

Governors of the Federal Reserve System. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.01 or Section 6.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.01(e) will be margin stock. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.”
(n)    Amendment to Section 3.25. Section 3.25 of the Credit Agreement is hereby restated in its entirety to read in full as follows:
“(a)    No Loan Party, any of its Subsidiaries, any Affiliates thereof or any respective officer, director, employee, broker or agent of such Loan Party, Subsidiary or Affiliate (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering.
(b)    No Loan Party, any of its Subsidiaries, any Affiliates thereof or any respective officer, director, employee, broker or agent of such Loan Party, Subsidiary or Affiliate is an individual or entity that is a Blocked Person or is owned or controlled by individuals or entities that are Blocked Persons.
(c)    No Loan Party, any of its Subsidiaries, any Affiliates thereof or respective officers, directors, brokers or agents of such Loan Party, Subsidiary or Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person in violation of Requirements of Law, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d)    No Loan Party, any of its Subsidiaries, any Affiliates thereof or any respective officer, director, employee, broker or agent of such Loan Party, Subsidiary or Affiliate will directly or indirectly use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Blocked Person in violation of Requirements of Law or (ii) in any other manner that would result in a violation of Sanctions by any Person.
(e)    No Loan Party, any of its Subsidiaries, any Affiliate thereof or any respective officer, director, employee, broker or agent of such Loan Party, Subsidiary or Affiliate acting or benefiting in any capacity in connection with the Loans or any Letter of Credit is aware of or has taken any action, directly or indirectly, that would result in a violation of such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977. Each Loan Party and its respective Affiliates have conducted their businesses in compliance with applicable anti-bribery laws and other similar laws, rules or regulations and have instituted and will maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with such laws.”
(o)    Amendment to Article III. Article III of the Credit Agreement is hereby amended to insert new Section 3.26 which shall read in full as follows:
“Section 3.26    Senior Indebtedness Status. The Obligations rank and shall continue to rank at least senior in priority of payment to any Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.”
(p)    Amendment to Section 5.02(g). Section 5.02(g) of the Credit Agreement is hereby amended by replacing “Sole Lead Arranger” with “Wells Fargo” in subclause (z) therein.
(q)    Amendment to Section 5.17. Section 5.17 of the Credit Agreement is hereby restated in its entirety to read in full as follows:
Section 5.17    Additional Subsidiary Guarantors.
(a)    Notify the Administrative Agent at the time that any Person for any reason becomes a Material Subsidiary after the date of this Agreement, and promptly thereafter (and in any event within 45 days), cause such Person to (i) become a Subsidiary Guarantor and pledge its assets to secure the Secured Obligations by executing and delivering to the Administrative Agent a joinder to the Guaranty and Collateral Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose (including, without limitation, any “know your customer” and/or “customer identification program” documentation, the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable but subject to the final sentence in Section 5.21), and (ii) if such Subsidiary Guarantor is a Domestic Subsidiary or is organized under the Laws of the United Kingdom or Australia, deliver to the Administrative Agent documents of the types referred to in Sections 4.01(d) and (m) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this clause (i) and this clause (ii)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)    The Company at the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligations, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to any Swap Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Guarantee and Collateral Agreement and the other Loan Documents with respect to such Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Company’s obligations and undertakings under this Section 5.17(b) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Company under this Section 5.17(b) shall remain in full force and effect until this Agreement and the Commitments are terminated pursuant to Section 2.09. The Company intends this Section 5.17(b) to constitute, and this Section 5.17(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”
(r)    Amendment to Section 5.18. Section 5.18 of the Credit Agreement is hereby amended to restate the first parenthetical therein to read in full as follows:
“(including any real property or improvements thereto or any interest therein but subject to the final sentence in Section 5.21)”
(s)    Amendment to Article V. Article V of the Credit Agreement is hereby amended to add new Section 5.21 which shall read in full as follows:
“Section 5.21    Flood Insurance.    With respect to each portion of real property owned or leased by any Loan Party encumbered by, or required to be encumbered by, a Mortgage pursuant to this Agreement or any other Loan Document, on which improvements are located (such property, the “Mortgaged Property”) (a) provide the Administrative Agent with (or confirm that the Administrative Agent has otherwise obtained) a standard flood hazard determination for such Mortgaged Property and (b) if the improvements on such Mortgaged Property are located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. In addition, to the extent any Loan Party fails to obtain or maintain satisfactory flood insurance required pursuant to the preceding sentence with respect to any Mortgaged Property, after thirty (30) days’ prior written notice by the Administrative Agent to the Company or such other Loan Party (so long as there is no Default), the Administrative Agent shall be permitted, in its sole discretion, to obtain forced placed insurance at the Company’s expense to ensure compliance with any applicable flood insurance laws. Notwithstanding any of the foregoing to the contrary, to the extent that, after consultation with the Company, the Administrative Agent, in its reasonable credit judgment, determines that the cost (including costs regarding flood insurance) of creating (whether through a Mortgage or otherwise) or perfecting any Lien on any improvements on any real property owned or leased by a Material Subsidiary or Subsidiary Guarantor is excessive in relation to the benefits afforded to the Lenders thereby, then such improvements may be excluded from any Lien creation or perfection requirements imposed by this Agreement.”
(t)    Amendment to Section 6.01(i). Section 6.01(i) of the Credit Agreement is hereby amended by replacing “$500,000” therein with “$2,000,000”.
(u)    Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended to replace the “.” with “; and” in subsection (l) and insert new subsection (m) immediately after subsection (l) which new subsection (m) shall read as follows:
“(m) purchase financing Liens in favor of sellers arising in connection with an Acquisition permitted under Section 6.02(f) (such Liens, “Seller Financing Liens”); provided that such Seller Financing Liens (A) do not exceed, in the aggregate at any time outstanding the lesser of (x) $5,000,000 and (y) 25% of total acquisition costs incurred since the Effective Date, (B) are limited solely to the assets being acquired and (C) are subject to an intercreditor agreement satisfactory to the Administrative Agent.”
(v)    Amendment to Section 6.02(c). Section 6.02(c) of the Credit Agreement is hereby amended to replace “$6,000,000” therein with “$10,000,000”.
(w)    Amendment to Section 6.02(f). Section 6.02(f) of the Credit Agreement is hereby amended to restate subsections (iv) and (v) in their entirety to read in full as follows:

“(iv)     the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to this Section 6.02(f), (A) if the Leverage Ratio is equal to or greater than 2.00 to 1.00 both before and immediately after giving pro forma effect to any such purchase or other acquisition, shall not exceed $25,000,000 for any single transaction or when aggregated with all other acquisitions made by the Company and its Subsidiaries pursuant to this Section 6.02(f) for any twelve month period and (B) if the Leverage Ratio before and immediately after giving pro forma effect to any such purchase or other acquisition is less than 2.00 to 1.00, shall be without monetary limit; provided that, in each case and for the avoidance of doubt, all other conditions in this Section 6.02(f) are also satisfied.
(v)     (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Company and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 6.15 and the Leverage Ratio shall not exceed 2.75 times, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or Section 5.01(b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and”
(x)    Amendment to Section 6.02(h). Section 6.02(h) of the Credit Agreement is hereby amended to replace “$500,000” therein with “$2,500,000”.
(y)    Amendment to Section 6.03(e). Section 6.03(e) of the Credit Agreement is hereby amended by replacing “$5,000,000” therein with “$7,500,000”.
(z)    Amendment to Section 6.03(f). Section 6.03(f) of the Credit Agreement is hereby restated in its entirety to read in full as follows:
“(f) unsecured Indebtedness owing to Persons other than the Parent and Indebtedness secured by Seller Financing Liens; provided that the sum of the aggregate principal amount of all such Indebtedness shall not exceed $20,000,000 at any time outstanding;”

(aa)    Amendment to Section 6.03(i). Section 6.03(i) of the Credit Agreement is hereby restated in its entirety to read in full as follows:
“(i)    Indebtedness relating to The Pension and Life Assurance Plan of Furmanite International Limited described on Schedule 6.03.”
(bb)    Amendment to Section 6.06(d). Section 6.06(d) of the Credit Agreement is hereby restated in its entirety to read in full as follows:
“(d) So long as no Default shall have occurred and be continuing at the time thereof or would result therefrom and the Company and its Subsidiaries are in compliance with all of the covenants set forth in Section 6.15 both before and after giving effect to any Restricted Payment made pursuant to this Section 6.06(d), the Company or any Subsidiary may make Restricted Payments to the Parent or any of its Subsidiaries (other than the Company or any Subsidiary of the Company) (A) if the Leverage Ratio is less than 2.00 to 1.00, both before and after giving effect to any such Restricted Payment or (B) if the Leverage Ratio is greater than or equal to 2.00 to 1.00, both before and after giving effect to any such Restricted Payment, in an amount not to exceed, during any fiscal year, the greater of (1) $5,000,000 or (2) 50% of Net Income for the immediately preceding fiscal year;”
(cc)    Amendment to Section 6.15(a). Section 6.15(a) of the Credit Agreement is amended by replacing “2.75” therein with “3.00”.
(dd)    Amendment to Section 6.17. Section 6.17 of the Credit Agreement is amended by adding new clauses (d) and (e) which shall read in full as follows:
“(d)    Directly or indirectly use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Blocked Person in violation of Requirements of Law or (ii) in any other manner that would result in a violation of Sanctions by any Person.
(e) Take any action, directly or indirectly, that would result in a violation of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977. Each Loan Party and its respective Affiliates will conduct their businesses in compliance with applicable anti-bribery laws and other similar laws, rules or regulations and will institute and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with such laws.”

(ee)    Amendment to Section 10.01(a). Sections 10.01(a)(ii) and (iii) of the Credit Agreement are amended and restated in their entirety to read in full as follows:

“(ii)	if to the Administrative Agent, the Issuing Bank or the Swingline Lender, for Borrowings in Dollars, to Wells Fargo Bank, National Association at:
Wells Fargo Bank N.A.
1525 W WT Harris Blvd
Charlotte, NC 28262
Attention: Agency Services - Bruce Frye
Facsimile No:    (704) 715-0017

with a copy to

Wells Fargo Bank, National Association
2500 Citywest Blvd, Suite 1100
Houston, TX 77042
Attention: Michelle C. Tabor

(iii)	for Borrowings in an Available Foreign Currency, to Wells Fargo Bank, National Association at:
Wells Fargo Bank N.A.
1525 W WT Harris Blvd
Charlotte, NC 28262
Attention: Agency Services - Bruce Frye
Facsimile No:    (704) 715-0017”
(ff)    Amendment to Section 10.03(b). Section 10.03(b) of the Credit Agreement is hereby amended to delete the phrase “, jointly and severally,” in the first sentence therein.
(gg)    Amendment to Commitment Schedule. The Commitment Schedule is hereby amended to read in the form of the Commitment Schedule attached hereto. Each lender hereby agrees that as of the Second Amendment Effective Date, its Commitment is set forth on the Commitment Schedule attached hereto.
(hh)    Amendment to Schedule 1.01. The definition of “Reference Banks” contained in Schedule 1.01 to the Credit Agreement is hereby amended to delete “JPMorgan Chase Bank, London Branch” therein and replace it with “Wells Fargo Bank, National Association”.
(ii)    Amendment to Schedule 3.08. Schedule 3.08 to the Credit Agreement is hereby amended to insert the table of owned properties listed on Annex 1 attached hereto immediately above the last row contained therein.

(jj)    New Schedule 6.03(i). The Credit Agreement is hereby amended to insert new Schedule 6.03(i) immediately following Schedule 6.03 to read in the form of Schedule 6.03(i) attached hereto.
(kk)    Replacement of Exhibit G. Exhibit G to the Credit Agreement is hereby restated in its entirety to read in the form of Exhibit G attached hereto.
2.    AMENDMENTS TO THE GUARANTEE AND COLLATERAL AGREEMENT. The Guarantee and Collateral Agreement is hereby amended as follows:
(a)    Amendment to Section 2. Section 2 of the Guarantee and Collateral Agreement is hereby amended to add new Section 2.8 which shall read in full as follows:
“2.8    Keepwell.    Each Guarantor, to the extent that it is a Qualified ECP Guarantor, at the time this Agreement or the grant of the security interests hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents with respect to such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering its obligations and undertakings under this Section 2.8, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount); provided, however, that with respect to any Guarantor that is a Foreign Obligor, such undertaking shall not include any obligations under this Agreement and the other Loan Documents with respect to any Swap Obligation owing by any Specified Loan Party that is not a Foreign Obligor. The obligations and undertakings of each such Guarantor under this Section 2.8 shall remain in full force and effect until this Agreement is terminated as and when set forth in the Credit Agreement. Each such Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
(b)    Amendment to Section 8.16(b). The second sentence of Section 8.16(b) of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read in full as follows:
“At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that (i) all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and other Loan Documents or (ii) such Guarantor ceases to be a Material Subsidiary and qualifies as a Dormant Subsidiary; provided that no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such release and the Company shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale, transfer or other disposition pursuant to which such Guarantor ceased to be a Material Subsidiary and qualifies as a Dormant Subsidiary (whether consummated by one or more transactions), together with a certification by the Company stating that such transactions were in compliance with the Credit Agreement and other Loan Documents.”
3.    RESIGNATION OF THE PREDECESSOR ADMINISTRATIVE AGENT; APPOINTMENT OF THE SUCCESSOR ADMINISTRATIVE AGENT.
(a)    In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the terms and conditions set forth below, JPMorgan Chase Bank, N.A., hereby resigns as Administrative Agent under the Credit Agreement and each of the other Loan Documents in accordance with Article VIII of the Credit Agreement. The Lenders hereby discharge JPMorgan Chase Bank, N.A. from its duties and obligations as Administrative Agent under the Credit Agreement and each of the other Loan Documents, and all such duties and obligations of the Predecessor Administrative Agent are terminated as of the Second Amendment Effective Date. Notwithstanding the foregoing, all rights and benefits of the Predecessor Administrative Agent under the Credit Agreement and the other Loan Documents shall be unaffected as provided in Section 3(d) below. Effective as of the Second Amendment Effective Date: (i) the Lenders hereby appoint Wells Fargo Bank, National Association as Administrative Agent under the Credit Agreement and each of the other Loan Documents and Wells Fargo Bank, National Association hereby accepts such appointment, (ii) the Lenders agree that the Successor Administrative Agent hereby succeeds and becomes vested with all rights, powers, privileges, duties, responsibilities, obligations and immunities previously held by the Predecessor Administrative Agent and (iii) each reference to “JPMorgan Chase Bank, N.A., as Administrative Agent” in the Credit Agreement and the other Loan Documents, including, without limitation, any and all appendices, schedules and exhibits thereto, is hereby deleted and replaced with “Wells Fargo Bank, National Association, as Administrative Agent”.
(b)    Effective as of the date hereof: (i) the Predecessor Administrative Agent hereby assigns and transfers to the Successor Administrative Agent, without representation or warranty by the Predecessor Administrative Agent, and without recourse to the Predecessor Administrative Agent, all of the Predecessor Administrative Agent’s rights, authority and powers under the Credit Agreement and each of the other Loan Documents including, without limitation, (1) in its capacity as secured party, grantee, mortgagee, beneficiary, assignee and any other similar capacity in which the Predecessor Administrative Agent was granted Liens on any real or personal property of the Borrowers or any other Person as security for all or any of the Obligations and (2) with respect to the Dutch Collateral, its rights under the Parallel Debt and the Parallel Debt Foreign Obligations; (ii) the Successor Administrative Agent hereby accepts such assignment and transfer and hereby assumes all of such rights, authority and powers and all obligations applicable to the Predecessor Administrative Agent thereunder; and (iii) the Borrowers acknowledge such appointment and assumption and agree, in their capacity as debtor, obligor, grantor, mortgagor, pledgor guarantor, surety, indemnitor, assignor and any other similar capacity in which the Borrowers have previously granted Liens on all or any part of their real or personal property pursuant to the Credit Agreement or any other Loan Document, that such assignment and assumption shall not affect in any way any of such Liens or their obligations thereunder, all of which are hereby ratified, confirmed and reaffirmed in all respects.
(c)    The Borrowers, the Predecessor Administrative Agent and each Lender hereby agree to execute any and all further documents, instruments or agreements which may be reasonably required to vest in the Successor Administrative Agent all rights, powers, duties and obligations of the Predecessor Administrative Agent under the Credit Agreement or any of the other Loan Documents.
(d)    Notwithstanding anything to the contrary contained in any of the Loan Documents, all of the provisions of Article VIII and Section 10.03 of the Credit Agreement shall continue in effect for the benefit of JPMorgan Chase Bank, N.A. in its capacity as the Predecessor Administrative Agent after the Second Amendment Effective Date in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent under the Credit Agreement and the other Loan Documents.
4.    REPRESENTATIONS AND WARRANTIES TRUE. By its execution and delivery hereof, each Borrower represents and warrants to the Predecessor Administrative Agent, the Successor Administrative Agent, the Issuing Bank, and the Lenders that, as of the date hereof:
(a)    after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except for any representations and warranties (i) made as of a specific date, which shall be true and correct in all material respects on and as of such specific date and (ii) are already qualified by materiality, in which case (and to such extent) such representations and warranties shall be true and correct in all respects;
(b)    the execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate, limited liability company or partnership action required on its part, and this Amendment and the Credit Agreement are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their terms, except as their enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;
(c)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment;
(d)    this Amendment has been duly executed and delivered by the Borrowers and the Subsidiary Guarantors; and
(e)    both before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.
5.    CONDITIONS OF EFFECTIVENESS. The amendments to the Credit Agreement contained in Section 1 hereof, the amendment to the Guarantee and Collateral Agreement contained in Section 2 hereof and the resignation of the Predecessor Administrative Agent and appointment of the Successor Administrative Agent contained in Section 3 hereof shall each be effective on the date that each of the conditions set forth in this Section 5 is satisfied (such date, the “Second Amendment Effective Date”):
(a)    Execution and Delivery. The Borrowers, the Subsidiary Guarantors, the Predecessor Administrative Agent, the Successor Administrative Agent and the Lenders shall have executed and delivered this Amendment to the Successor Administrative Agent;
(b)    Delivery of Financial Statements. The Successor Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Second Amendment Effective Date as to which financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this Section 5(b) as to which such financial statements are available and for the fiscal year ended December 31, 2014, if audited financial statements for such period are not yet available;
(c)    Payment of Fees. The Borrowers shall have paid to the Successor Administrative Agent, the amounts set forth in that certain Fee Letter dated as of January 23, 2015 by and between the Company and the Successor Administrative Agent that are due and payable as of the Second Amendment Effective Date;
(d)    Representations and Warranties. The representations and warranties of the Borrowers under this Amendment are true and correct in all material respects as of such date, except to the extent that such representations and warranties (i) relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) are already qualified by materiality, in which case (and to such extent) such representations and warranties shall be true and correct in all respects;

(e)    No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment and no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, any Material Subsidiary or any obligor or guarantor since December 31, 2014 shall have occurred;
(f)    Continuation of Perfection. The Company, its Subsidiaries and Parent shall have executed and delivered to the Successor Administrative Agent all documents, agreements, certificates or instruments necessary to evidence the continued first priority perfected status of all Liens in the Collateral in favor of the Successor Administrative Agent for the benefit of the Lenders;
(g)    PATRIOT Act. The Successor Administrative Agent shall have received, at least five business days prior to the Second Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act;
(h)    Outstanding Letters of Credit. The Successor Administrative Agent shall have issued letters of credit with the Predecessor Agent as beneficiary (the “Backstop Letters of Credit”) sufficient to backstop the Letters of Credit described on Schedule 1 attached hereto (each such Letter of Credit, an “Existing Letter of Credit”). Each such Backstop Letter of Credit shall be in a face amount equal to the maximum amount available to be drawn under each respective Existing Letters of Credit (inclusive of any accrued and unpaid interest thereon and any fees associated therewith) and shall be in form and substance reasonably satisfactory to the Predecessor Agent.
(i)    Other Documents. The Successor Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Successor Administrative Agent.
6.    LENDERS’ APPLICABLE PERCENTAGE. After giving effect to this Amendment and any Loans made on the Second Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Amendment) of all Loans shall advance new Loans which shall be disbursed to the Successor Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit or Swingline Loan, including all Letters of Credit or Swingline Loans outstanding on the date of this Amendment, shall automatically be adjusted to equal its Applicable Percentage (after giving effect to this Amendment), and (c) such other adjustments shall be made as the Successor Administrative Agent shall specify so that the outstanding Loans applicable to each Lender equals its Applicable Percentage (after giving effect to this Amendment) of the outstanding Aggregate Revolving Exposure of all Lenders. The Borrowers shall pay to the Successor Administrative Agent any break funding payments required under Section 2.16 of the Credit Agreement that may be due as a result of the foregoing reallocation.

7.    JOINDER.    Each Additional Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound, to the same extent as if such Additional Lender were an original signatory to the Credit Agreement. Each Additional Lender hereby appoints and authorizes the Successor Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Successor Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.
8.    REFERENCE TO CREDIT AGREEMENT; RATIFICATION. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.
9.    COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission (including via .pdf electronic mail attachment).
10.    LEGAL EXPENSES. Each Borrower hereby agrees to pay all reasonable fees and expenses of counsel to the Successor Administrative Agent incurred in connection with the preparation, negotiation and execution of this Amendment and all related documents.
11.    GOVERNING LAW; BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon each Borrower, the Predecessor Administrative Agent, the Successor Administrative Agent, each Lender and their respective successors and assigns.
12.    HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
13.    LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.
14.    GUARANTORS. The Guarantors hereby consent to the execution of this Amendment by the Borrowers and reaffirm their obligations under the Loan Documents, including the Guarantee and Collateral Agreement as amended by this Amendment. The Borrowers and the Guarantors acknowledge and agree that the renewal, extension and amendment of the Credit Agreement shall not be considered a novation of account or new contract but that all existing rights, titles, powers, and estates in favor of the Successor Administrative Agent, the Issuing Bank and the Lenders constitute valid and existing obligations in favor of the Successor Administrative Agent, the Issuing Bank, and the Lenders. The Borrowers and the Guarantors each confirm and agree that (a) neither the execution of this Amendment or any other Loan Document nor the consummation of the transactions described herein and therein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrowers and the Guarantors under the Loan Documents, and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect.
15.    NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
15.    SUCCESSORS AND ASSIGNS. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (1) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (2) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 10.04 of the Credit Agreement. Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and Participants (to the extent provided in Section 10.04 of the Credit Agreement) any legal or equitable right, remedy or claim under or by reason of this Amendment.
16.    WAIVER OF NOTICE. To the extent permitted by applicable law, the Borrowers hereby waive any notice requirements that may be required under any foreign law as a result of the resignation of the Predecessor Administrative Agent and the appointment of the Successor Administrative Agent or any other transactions contemplated in connection therewith or by this Amendment, including, without limitation, any verification statements required to be sent to the Borrowers as a result of the transfer of registrations under or pursuant to the laws of Australia.

IN WITNESS WHEREOF, the Borrowers, the Lenders, the Issuing Bank, and the Predecessor Administrative Agent and the Successor Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

FURMANITE WORLDWIDE, INC.

By:	/s/ R. S. Muff
Name:	R. S. Muff
Title:	Director

DESIGNATED BORROWERS:

FURMANITE INTERNATIONAL FINANCE LIMITED

Acting by:	/s/ R. S. Muff
Name:	R. S. Muff
Title:	Director

FURMANITE LIMITED

Acting by:	/s/ R. S. Muff
Name:	R. S. Muff
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as Lender, and as the Successor Administrative Agent, the Swingline Lender and the Issuing Bank

By:	/s/ Michelle C. Tabor
Name:	Michelle C. Tabor
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
individually as an exiting Lender and as the Predecessor Administrative Agent

By:	/s/ Kristen Wells
Name:	Kristen Wells
Title:	Senior Underwriter – MM

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

LENDERS:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Jamie Grunsky
Name:	Jamie Grunsky
Title:	Banking Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

BOKF, NA DBA BANK OF TEXAS,
as a Lender

By:	/s/ H. Michael Sultanik
Name:	H. Michael Sultanik
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

HSBC Bank USA, National Association,
as a Lender

By:	/s/ Olga Inchauste
Name:	Olga Inchauste
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

Each of the undersigned hereby consents and agrees to this Amendment and agrees that the Loan Documents to which it is a party are hereby ratified, reaffirmed, and confirmed, and are and shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of each of the undersigned enforceable against the undersigned in accordance with their respective terms.

GUARANTORS:

FURMANITE WORLDWIDE, INC.

By:	/s/ R. S. Muff
Name: R. S. Muff
Title: Director

FURMANITE INTERNATIONAL FINANCE
LIMITED

Acting by:		In the presence of:
/s/ R. S. Muff		/s/ William F. Fry
Name: R. S. Muff		Name: William F. Fry
Title: Director		Title: Vice President

FURMANITE LIMITED

Acting by:		In the presence of:
/s/ R. S Muff		/s/ William F. Fry
Name: R. S. Muff		Name: William F. Fry
Title: Director		Title: Vice President

FURMANITE OFFSHORE SERVICES, INC.

By:	/s/ R. S. Muff
Name: R. S. Muff
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

FURMANITE AMERICA, INC.

By:	/s/ R. S. Muff
Name: R. S. Muff
Title: Director

FURMANITE LOUISIANA, LLC
(formerly known as Furmanite US GSG LLC)

By: Furmanite America, Inc., its sole member

By:	/s/ R. S. Muff
Name: R. S. Muff
Title: Director

FURMANITE HOLDING B.V.

/s/ R. S. Muff
Name: R. S. Muff
Title: Director

FURMANITE 1986

Acting by:		In the presence of:
/s/ R. S. Muff		/s/ William F. Fry
Name: R. S. Muff		Name: William F. Fry
Title: Director		Title: Vice President

FURMANITE GSG LIMITED

Acting by:		In the presence of:
/s/ R. S. Muff		/s/ William F. Fry
Name: R. S. Muff		Name: William F. Fry
Title: Director		Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

FURMANITE INTERNATIONAL LIMITED

Acting by:		In the presence of:
/s/ R. S. Muff		/s/ William F. Fry
Name: R. S. Muff		Name: William F. Fry
Title: Director		Title: Vice President

FURMANITE AUSTRALIA PTY LTD
in accordance with section 127(1) of the Corporations
Act 2001 (cwlth) by authority of its director:

By:	/s/ R. S. Muff	By:	/s/ William F. Fry
Name: R. S. Muff		Name: William F. Fry
Title: Director		Title: Vice President

FURMANITE MALAYSIA LLC

By: Furmanite Holding B. V., its sole member

/s/ R. S. Muff
Name: R. S. Muff
Title: Director

SELF LEVELING MACHINES, INC.

By:	/s/ R. S. Muff
Name: R. S. Muff
Title: Director

ADVANCE INTEGRITY SOLUTIONS, INC.

By:	/s/ R. S. Muff
Name: R. S. Muff
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

COMMITMENT SCHEDULE

Lender	Commitment
Wells Fargo Bank, National Association	$70,000,000
Branch Banking and Trust Company	$30,000,000
BOKF, NA dba Bank of Texas	$25,000,000
HSBC Bank USA, National Association	$25,000,000
Total	$150,000,000

Schedule 6.03(i)

Indebtedness relating to The Pension and Life Assurance Plan of Furmanite International Limited

[attached.]

Furmanite International Limited
Disclosure Statement as of December 31, 2014 and Net Periodic Benefit Cost for Fiscal Year 2015

2014 Pension Cost for Disclosure

UK (all figures in British pounds (000s))

2014 Pension Cost

1. Company Service Cost	—
2. Interest Cost	2,392
3. Expected Return on Assets	(2,615)
4. Amortization of:
a. Unrecognised Net Transition Obligation/(Asset)	—
b. Unrecognised Prior Service Cost	—
c. Unrecognised Net (Gain) Loss	301
d. Total Amortisation	301
5. Other adjustments	—
6. Net Periodic Pension Cost	78
7. Cost of (Income) of SFAS88 Events
a. Curtailment	—
b. Settlement	—
c. Special/Contractual Termination Benefits	—
Total Cost or (Income) of SFAS88 for Year	—
8. Total Expense for Period	78

Reconciliation of Amounts Recognized

1. Net Balance Sheet (Liability)/Asset at December 31, 2013	(10,346)
2. Amount Recognized in Accumulated Other Comprehensive Income/(Loss) at December 31, 2013	12,534
3. Total Amount Recognized at December 31, 2013	2,188
4. Net Periodic Benefit (Cost)/Income for Fiscal Year	(78)
5. (Cost)/Income of SFAS 88 Events	—
6. Employer Contributions	1,030
7. Benefits Paid Directly by Company	—
8. Other Adjustments	—
9. Adjustment to Retained Earnings	—
10. Total Amount Recognized at December 31, 2014	3,140
11. Less Amount Recognized in Accumulated Other Comprehensive Income/(Loss) at December 31, 2014	13,546
12. Net Balance Sheet (Liability)/Asset at December 31, 2014	(10,406)

Furmanite International Limited
Disclosure Statement as of December 31, 2014 and Net Periodic Benefit Cost for Fiscal Year 2015

Reconciliation of Funded Status and amounts recognised in Financial Statements and Accumulated OCI at December 31, 2014

UK (all figures in British pounds (000s))

Reconciliation of Funded Status
Furmanite

Actuarial Value of Benefit Obligation
1. Accumulated Benefit Obligation	58,049
2. Projected Benefit Obligation	58,049

Funded Status
1. Projected Benefit Obligation	(58,049)
2. Plan Assets at Fair Value	47,643
3. Funded Status	(10,406)

Amounts recognised in Financial Statements

1. Non-Current Assets	—
2. Current Liabilities	—
3. Non-Current Liabilities	(10,406)
(10,406)

Amounts recognised in Accumulated OCI

1. Net Actuarial (Gain)/Loss	13,546
2. Prior Service Cost/(Credit)	—
3. Unrecognised Transition Obligation/(Asset)	—
13,546

Information for Plans with ABO in Excess of Plan Assets

1. Projected Benefit Obligation	58,049
2. Accumulated Benefit Obligation	58,049
3. Fair Value of Plan Assets	47,643

Furmanite International Limited
Disclosure Statement as of December 31, 2014 and Net Periodic Benefit Cost for Fiscal Year 2015

Change in Projected Benefit Obligation and
Change in Fair Value of Assets

UK (all figures in British pounds (000s))

Change in Projected Benefit Obligation
Furmanite

1. Benefit Obligation at Beginning of Period	53,020
2. Company Service Cost	—
3. Interest Cost	2,392
3. Plan Participant Contributions	—
5. Net Actuarial (Gain) / Loss	5,093
6. Benefits Payment from Fund	(2,456)
7. Benefits Payment Directly by Company	—
8. Acquisition/Divestiture	—
9. Plan Amendments	—
10. Curtailment (Gain)/Loss	—
11. Settlement (Gain)/Loss	—
12. Special Termination Benefits Cost	—
13. Inflationary Effect	—
14. Other	—
15. Currency Impact	—
16. Benefit Obligation at End of Period	58,049

Change in Plan Assets

1. Fair Value of Plan Assets at Beginning of Period	42,674
2. Employer Contributions	1,030
3. Plan Participant Contributions	—
4. Benefits Payment from Fund	(2,456)
5. Actual Return on Plan Assets	6,395
6. Settlement (Gain)/Loss	—
7. Special Termination Benefits Cost	—
8. Acquisition/Divestiture	—
9. Expenses Paid from Assets	—
10. Other	—
11. Currency Impact	—
12. Fair Value of Plan Assets at End of Period	47,643

EXHIBIT G

[FORM OF] BORROWING REQUEST
Wells Fargo Bank N.A.
1525 W WT Harris Blvd
Charlotte, NC 28262
Attention: Agency Services - Bruce Frye
Facsimile No: (704) 715-0017

Wells Fargo Bank, National Association
2500 Citywest Blvd, Suite 1100
Houston, TX 77042
Attention: Michelle C. Tabor

Reference is made to that certain Credit Agreement, dated as of March 5, 2012 (as amended, modified, renewed or extended, the “Agreement”) among FURMANITE WORLDWIDE, INC., a Delaware corporation (the “Company”), certain Designated Borrowers from time to time party thereto (collectively, the “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent. The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Agreement, that the undersigned hereby requests a Revolving Borrowing under the Agreement, and in connection with such Revolving Borrowing, sets forth below the information relating to such Revolving Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
(i)    The name of the applicable Borrower is [_____________].
(ii)    The aggregate amount of the Proposed Borrowing is $[________].
(iii)    The Business Day of the Proposed Borrowing is [_____], 20__.
(iv)    The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [ABR Borrowings] [Eurocurrency Borrowings].
(v)    The initial currency of the Proposed Borrowing shall be [Australian Dollars] [British Pounds Sterling] [Dollars] [Euros].
(vi)     The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months].
(vii)    The location of the applicable Borrower’s account is ___________________.
(viii)    The number of the applicable Borrower’s account is ___________________.

The undersigned hereby certifies, represents, warrants, covenants and agrees that the following statements will be true on the date of the Proposed Borrowing, both immediately before and after giving effect to the Proposed Borrowing and to the proposed use of the proceeds thereto:
1.    The representations and warranties of the Borrowers set forth in the Agreement and all other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties (i) relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) are already qualified by materiality, in which case (and to such extent) such representations and warranties shall be true and correct in all respects.
2.    No event has occurred and is continuing or would result from the Loan requested herein or from the application of proceeds therefrom which constitutes or would constitute a Default.
3.    The conditions precedent to the funding of the Loan set forth in Article IV of the Agreement have been satisfied.
4.    The funding of the Loan requested herein will not violate any Law.
IN WITNESS WHEREOF, the undersigned has executed this Borrowing Request as of [_________ ____,] 20[__].
[Signatures on Following Page]

BORROWER:

[FURMANITE WORLDWIDE, INC.]
[DESIGNATED BORROWER]

By:
Name:
Title:

Annex 1

Entity	Address	Property Owned or Leased
Furmanite US GSG LLC	117 Park Drive, Saraland AL 36571	Owned
	119 Park Drive, Saraland AL 36571	Owned
	121 Park Drive, Saraland AL 36571	Owned
	3929 FM 1090, Port Lavaca, TX 77979	Owned
	1210 N. 43rd Street East, Muskogee, OK 74403	Owned
	1200 Airport Road, Huntington, WV 25704	Owned

Schedule 1

Existing Letters of Credit

Issuer	Beneficiary	Applicant	Letter of Credit Number	Amount / Currency
JPMorgan Chase Bank, N.A.	National Union	Furmanite Worldwide, Inc.	CTCS-370700	$948,400.00 (USD)
JPMorgan Chase Bank, N.A.	National Australia Bank International Service Center	Furmanite Australia Pty Ltd	CTCS-370694	$400,000.00 (AUD)
JPMorgan Chase Bank, N.A.	National Westminster Bank	Furmanite International Ltd.	CTCS-370691	£75,000.00 (GBP)
JPMorgan Chase Bank, N.A.	Liberty Mutual Insurance Company	Furmanite Corporation	CTCS-777542	$1,300,000.00 (USD)